UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

FLYWHEEL ADVANCED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 66860563

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

As previously disclosed in a Current Report on Form 8-K dated May 6, 2024, filed by Flywheel Advanced Technology, Inc. (the “Company) with the Securities and Exchange Commission, on May 10, 2024, the Company dismissed BF Borgers CPA P.C. as its independent registered public accounting firm.

Effective as of May 29, 2024, the Board of Directors of the Company unanimously approved the engagement of BCRG Group (“BCRG”) as the Company’s independent registered public accounting firm for the fiscal years ended September 30, 2024 and September 30, 2023 and to review the Company’s unaudited financial information for each of the quarters, March 31, 2024, March 31, 2023, June 30, 2024, June 30, 2023, December 31, 2024 and December 31, 2023.

During the fiscal years ended September 30, 2023 and 2022, and the subsequent interim period through the date of this report, neither the Company nor anyone on its behalf has consulted with BCRG regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that BCRG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

FLYWHEEL ADVANCED TECHNOLOGY, INC.

Dated: June 4, 2024	By:	/s/ Tang Siu Fung
	Name:	Tang Siu Fung
	Title:	Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)